UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 30, 2024

Maximus, Inc.
(Exact name of registrant as specified in its charter)

Virginia	1-12997				54-1000588
(State or other jurisdiction of incorporation)	(Commission File Number)				(I.R.S. Employer Identification No.)

1600 Tysons Boulevard	McLean	,	VA		22102
(Address of principal executive offices)					(Zip Code)

Registrant's telephone number, including the area code			(703)	251-8500

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	MMS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Definitive Material Agreement.
On May 30, 2024 (the “Amendment Date”), Maximus, Inc. (the “Company”) entered into an Amended and Restated Credit Agreement (the “Amended Credit Agreement”) with JPMorgan Chase Bank, N.A., in its capacity as administrative agent, collateral agent, an issuing lender and swing line lender, and the other lenders and financial institutions from time to time party thereto (which amended and restated that certain Credit Agreement, dated May 28, 2021, as amended by (i) the First Amendment thereto, dated June 3, 2022, (ii) the Second Amendment thereto, dated July 8, 2022, and (iii) the Third Amendment thereto, dated December 2, 2022), to, among other things, modify the amount of borrowings of tranche A term loans and tranche B term loans, increase the amount of the revolving credit facility, extend the maturity of the existing credit facilities by approximately three years (from May 28, 2026 to May 30, 2029, in the case of the tranche A term facility and the revolving credit facility and from May 28, 2028 to May 30, 2031, in the case of the tranche B term facility), increase the sublimit for letters of credit and make certain other amendments to certain pricing, financial and non-financial covenants and other terms as set forth in the Amended Credit Agreement.
Prior to the Amendment Date, approximately $868.1 million of tranche A term loans were outstanding and subject to maturity on May 28, 2026. As of the Amendment Date, the Company repaid a portion of the outstanding principal amount of the tranche A term facility, such that it was decreased to $650 million and, as noted above, the maturity was extended to May 30, 2029.
Prior to the Amendment Date, approximately $343.2 million of tranche B term loans were outstanding and subject to maturity on May 28, 2028. As of the Amendment Date, the outstanding principal amount of the tranche B term facility was increased to $500 million and, as noted above, the maturity was extended to May 30, 2031.
Prior to the Amendment Date, the revolving credit facility was sized at $600 million (with a sublimit for letters of credit of $50 million) and subject to maturity on May 28, 2026. As of the Amendment Date, the revolving credit facility was increased to $750 million (and the sublimit for letters of credit was increased to $100 million) and, as noted above, the maturity was extended to May 30, 2029.
Pursuant to the Amended Credit Agreement, the rate at which the credit facilities generally bear interest, at the Company's option, will be based upon Term SOFR for the applicable interest period or a customary base rate (equal to the highest of (i) the prime rate quoted by the Wall Street Journal, (ii) the overnight federal funds rate plus 0.50% and (iii) one-month Term SOFR (subject to a floor of 1.00%)), in each case, subject to customary “floors” plus an applicable margin, payable at the end of the applicable interest period and in any event at least quarterly. The applicable margin for the tranche A term facility and the revolving credit facility ranges from 1.00% to 2.00% for Term SOFR loans and 0.00% to 1.00% for base rate loans, in each case based on the applicable rate per annum determined pursuant to a consolidated total net leverage ratio grid. The applicable margin for the tranche B term facility is 2.00% for Term SOFR loans and 1.00% for base rate loans. Unused revolving credit facility commitments are subject to a quarterly fee ranging from 0.125% to 0.30% based on the applicable fee rate per annum determined pursuant to a consolidated total net leverage ratio grid. The revolving credit facility also may be drawn in certain foreign currencies, which will bear interest at comparable rates. The Company also has agreed to pay customary letter of credit and agency fees.
Pursuant to the Amended Credit Agreement, the tranche A term facility will amortize in consecutive quarterly installments in an amount equal to (i) for the fiscal quarters ending on September 30, 2024 through June 30, 2026, 1.25% of the stated original principal amount of the tranche A term loans, (ii) for the fiscal quarters ending on September 30, 2026 through June 30, 2028, 1.875% of the stated original principal amount of the tranche A term loans and (iii) for the fiscal quarters ending on September 30, 2028 through March 31, 2029, 2.50% of the stated original principal amount of the tranche A term loans. The remaining balance of the tranche A term loans will be payable upon maturity.
Pursuant to the Amended Credit Agreement, the tranche B term facility will amortize in consecutive quarterly installments, commencing on September 30, 2024, in an amount equal to 0.25% of the stated original principal amount of the tranche B term loans. The remaining balance of the tranche B term loans will be payable upon maturity.
Voluntary prepayments of the credit facilities are permitted at any time, in minimum principal amounts, without premium or penalty, other than customary breakage costs and a 1.00% premium on customary terms for tranche B term facility repricing transactions consummated within six months of the Amendment Date.

The Amended Credit Agreement includes various financial and non-financial covenants. The financial covenants require the Company to maintain a (i) maximum net total leverage ratio, defined as the ratio of consolidated funded debt minus unrestricted cash to consolidated EBITDA for the preceding four quarters, of not more than 4.00 to 1.00, subject to the Company’s election to increase the maximum net total leverage ratio to 4.50 to 1.00 in connection with material acquisitions if the Company satisfies certain requirements and (ii) minimum consolidated net interest coverage ratio, defined as the ratio of consolidated EBITDA to net interest expense for the preceding four quarters, of not less than 3.00:1.00. Compliance with the financial covenants is tested quarterly, commencing with the quarter ending September 30, 2024.
The customary non-financial covenants contained in the Amended Credit Agreement include covenants limiting the ability of the Company and its restricted subsidiaries to, among other things, incur debt, grant liens, make investments (including acquisitions), make certain dividends or distributions, repurchase or redeem stock, dispose of or transfer assets, and enter into transactions with affiliates, in each case, subject to agreed limitations and exceptions set forth in the Amended Credit Agreement.
Payment of the loans under the Amended Credit Agreement may be accelerated upon the occurrence of any of various customary events of default, which include, among other events, failure to pay when due any principal, interest, fees or other amounts in respect of the loans (subject to a grace period for non-principal amounts), breach of covenants (subject, in some cases, to certain grace periods) or representations under the loan documents, default under any material indebtedness agreements above a threshold principal amount, a bankruptcy or insolvency event, an unsatisfied judgment above a threshold amount, or a change of control (as defined in the Amended Credit Agreement).
The Company has limited recourse to third parties in connection with the Amended Credit Agreement as is customary for financings of this type.
The Amended Credit Agreement is secured by substantially all of the assets of the Company and its wholly owned material domestic subsidiaries, and is guaranteed by each of the Company’s wholly owned material domestic subsidiaries.
The foregoing description of the Amended Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Credit Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance-Sheet Arrangement of a Registrant.
The disclosure set forth under Item 1.01 of this Current Report on Form 8-K above is incorporated into this Item 2.03 by reference, and does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Credit Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1
Amended and Restated Credit Agreement, dated as of May 30, 2024, by and among the Company, JPMorgan Chase Bank, N.A., as administrative agent, collateral agent, an issuing lender and swing line lender, and the lenders and other financial institutions party thereto.

104	Inline XBRL for the cover page of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Maximus, Inc.
(Registrant)

Date: June 4, 2024	/s/ John T. Martinez
John T. Martinez
Chief Legal Officer and Secretary

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